EXHIBIT 4.5


                              LANDSING PACIFIC FUND, INC.


                INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION CERTIFICATE


                           PLEASE READ THE PROSPECTUS BEFORE
                       COMPLETING YOUR SUBSCRIPTION CERTIFICATE

              IF YOU ARE A PARTICIPANT IN THE DIVIDEND REINVESTMENT PLAN,
                      PLEASE SEE THE SPECIAL INSTRUCTIONS ON PAGE 6.


    1.   General

         Terms capitalized but not defined herein have the same meaning as in the Prospectus dated ____________________, 1993 (the "Prospectus"). The number of Rights you have been granted is printed on the face of your Subscription Certificate. It is also recorded in a register maintained by Registrar and Transfer Company (the "Subscription Agent").


         One Right and $_______ per share (the "Subscription Price") are required to purchase one full share of Common Stock, $.001 par value per share (each, a "Share"), of Landsing Pacific Fund, Inc., a Maryland corporation (the "Fund"). You may not purchase fractional Shares. Holders of Rights may (1) subscribe for and purchase all or some of the full Shares corresponding to their Rights, and (2) if fully subscribed, oversubscribe for and purchase Shares (subject to allocation on a pro rata basis) up to the aggregate number of Shares not initially subscribed pursuant to the exercise of Rights ("Excess Shares") as more fully described in the Prospectus, a copy of which is enclosed herewith, by completing and signing the appropriate form on the Subscription Certificate. If the demand for Excess Shares pursuant to the Oversubscription Privilege exceeds the number of Excess Shares available, Holders shall participate in the Oversubscription Privilege (up to, but not exceeding, the number of Excess Shares for which each such Holder has oversubscribed) pro rata based upon the number of Rights exercised by each such Holder pursuant to the Basic Subscription Privilege (without regard to Shares subscribed for by each such Holder under the Oversubscription Privilege), with fractional Shares being eliminated. The Rights Offering is being made upon all of the terms and subject to all the conditions set forth in the Prospectus.


         If there are joint owners of Rights, each joint owner must sign. All signatures should be in exactly the same form as the names of the registered owners printed on the Subscription Certificate. If any such signature is not in such form, the Subscription Certificate must be accompanied by evidence satisfactory to the Fund to establish the authority of the signing person. All other information requested should be printed or typed.

         To exercise the Rights, the completed and signed Subscription Certificate and the full Subscription Price for all Shares for which you have subscribed and oversubscribed should be submitted to the Subscription Agent as set forth in these Instructions to the following address:

                       Registrar and Transfer Company
                       10 Commerce Drive
                       Cranford, NJ  07016

         If payment of the Subscription Price is to be made by wire transfer, it should be sent pursuant to the instructions below. Wire instructions should reference the "Landsing Rights Offering" and should state the number of Shares subscribed.

                       Bank:________________________________________
                       For the account of:__________________________
                       Bank Account No.:____________________________
                       ABA Account No.:_____________________________
                       The Subscription Agent's telephone
                         number is:_________________________________

         The method you use to deliver the completed Subscription Certificate and payment of the Subscription Price is at your election and risk, and delivery will be deemed effected only when actually received by the Subscription Agent.

                                  ___________________

         RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN DAYLIGHT TIME, ON _________________________, 1993 OR ANY LATER DATE DETERMINED BY THE FUND AS PROVIDED IN THE PROSPECTUS (THE "EXPIRATION DATE") WILL BE VALUELESS. RIGHTS ARE ONLY DEEMED TO BE COMPLETELY EXERCISED UPON THE RECEIPT BY THE SUBSCRIPTION AGENT OF (1) A DULY COMPLETED SUBSCRIPTION CERTIFICATE AND (2) PAYMENT OF THE APPLICABLE SUBSCRIPTION PRICE.


    2.   To Subscribe and Oversubscribe for Shares

         You may subscribe and oversubscribe for the number of Shares to which your Rights entitle you by selecting Payment Method 1 or Payment Method 2 described in the Prospectus and completing the subscription form on the reverse side of the Subscription Certificate in the following manner:

    Payment Method 1:


         1. If you wish to exercise all or some of your Rights, on Form 1A.1 state the number of full Shares for which you wish to subscribe. One Right is required in order to subscribe for each Share. Please be sure that you own a sufficient number of Rights to subscribe for the Shares you want to purchase. On the line provided, state the cost of the Shares for which you wish to subscribe pursuant to the Basic Subscription Privilege. To calculate the cost, multiply the number of Shares for which you wish to subscribe by $_________, the Subscription Price.

         2. If you exercise all of your Rights and wish to oversubscribe for Excess Shares, on Form 1B.1 state the number of Excess Shares for which you wish to oversubscribe.

         3. On Form 1C.1 state the total cost of the Shares subscribed pursuant to the Basic Subscription Privilege (i.e., the payment amount on Form 1A.1).

         4. Enclose the payment amount stated on Form 1C.1. Payment must be made in United States dollars, by personal or cashier's check, bank draft, or money order payable to the order of "Registrar and Transfer Company, as Agent for Landsing Pacific Fund, Inc."



         5. Within ten business days after the Expiration Date, you will be mailed a confirmation of the number of Shares for which you have subscribed or oversubscribed and the amount you owe the Fund.

         6. By 5:00 p.m., Eastern Daylight Time, on the tenth business day after the Confirmation Date, payment of the full Subscription Price for the Shares for which you have oversubscribed must be received by the Subscription Agent. Such payment must be made in United States dollars, by personal or cashier's check, money order or wire transfer of funds payable to the order of "Registrar and Transfer Company, as Agent for Landsing Pacific Fund, Inc."

    Payment Method 2:

         1. If you wish to use Payment Method 2 a completed and duly executed Letter of Guaranty, the form of which is attached to the letter accompanying these Instructions, must be delivered to the Subscription Agent by 5:00 p.m. Eastern Daylight Time on the Expiration Date, stating the number of Shares for which you wish to subscribe and the number of Shares for which you wish to oversubscribe. Such Letter of Guaranty may be delivered by hand or sent by telegram, facsimile transmission or mail.

         2. By 5:00 p.m., Eastern Daylight Time, on the fifth business day after the Expiration Date, a completed and duly executed Subscription Certificate must be delivered to the Subscription Agent.


         3. If you wish to exercise all or some of your Rights, on Form 1A.2 state the number of full Shares for which you wish to subscribe. One Right is required in order to subscribe for each Share. Please be sure that you own a sufficient number of Rights to subscribe for the Shares you want to purchase.

         4. If you exercise all of your Rights and wish to oversubscribe for additional Shares, on Form 1B.2, state the number of Shares for which you wish to oversubscribe.

         5. Within five business days after the Expiration Date, you will be mailed a confirmation of the number of Shares for which you have subscribed or oversubscribed and the amount you owe the Fund.

         6. By 5:00 p.m., Eastern Daylight Time, on the tenth business day after the Confirmation Date, payment of the full Subscription Price for the Shares for which you have subscribed or oversubscribed must be received by the Subscription Agent. Such payment must be made in United Stated dollars, by personal or cashier's check, money order or wire transfer of funds payable to the order of "Registrar and Transfer Company, as Agent for Landsing Pacific Fund, Inc."

    3.  To Sell or Transfer Rights
        (a) Sale of Rights through a Bank or Broker. To sell or transfer all of your Rights through your bank or broker, so indicate on Form 2 and deliver your properly completed and signed Subscription Certificate to your bank or broker. Your Subscription Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Certificate as the absolute owner of all of the Rights evidenced by such Subscription Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not transferred, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificates of appropriate denominations by following the instructions below. The Subscription Certificate evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in acordance with the instructions in this Paragraph (a).

        (b) Transfer of Rights to a Designated Transferee. To sell or transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, sign the Subscription Certificate and have your signature guaranteed by an Eligible Institution. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without a new Subscription Certificate being issued. To exercise, or otherwise take action with respect to, such a transferred Subscription Certificate, the new holder should deliver the Subscription Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Certificate, you must instruct the Subscription
             Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Certificate into Subscription Certificates of appropriate smaller denominations by following the instructions below. The
             Subscription Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Paragraph (b).

             IF YOU WISH TO TRANSFER ALL OR A PORTION OF YOUR RIGHTS (BUT NOT FRACTIONAL RIGHTS), YOU SHOULD ALLOW A SUFFICIENT AMOUNT OF TIME PRIOR TO THE EXPIRATION DATE FOR (i) THE TRANSFER INSTRUCTIONS TO BE RECEIVED AND PROCESSED BY THE SUBSCRIPTION AGENT, (ii) NEW SUBSCRIPTION CERTIFICATES TO BE ISSUED AND TRANSMITTED TO THE TRANSFEREE OR TRANSFEREES WITH RESPECT TO THE TRANSFERRED RIGHTS, AND TO YOU WITH RESPECT TO RETAINED RIGHTS, IF ANY, (iii) THE RIGHTS EVIDENCED BY THE NEW SUBSCRIPTION CERTIFICATES TO BE EXERCISED OR SOLD BY THE RECIPIENTS THEREOF. SUCH AMOUNT OF TIME COULD RANGE FROM TWO TO TEN BUSINESS DAYS, DEPENDING UPON THE METHOD BY WHICH DELIVERY OF THE SUBSCRIPTION CERTIFICATE AND PAYMENT IS MADE AND THE NUMBER OF TRANSACTIONS WHICH YOU INSTRUCT THE SUBSCRIPTION AGENT TO EFFECT. NEITHER THE FUND NOR THE SUBSCRIPTION AGENT SHALL HAVE ANY LIABILITY TO A TRANSFEREE OR TRANSFEROR OF RIGHTS IF SUBSCRIPTION CERTIFICATES ARE NOT RECEIVED IN TIME FOR EXERCISE OR SALE PRIOR TO THE EXPIRATION TIME.

        (c) Sale of Rights through Subscription Agent. To sell some or all of your Rights evidenced by the Subscription Certificate through the Subscription Agent, you must complete Form 3 in its entirety, sign the Subscription Certificate and deliver the Subscription Certificate to the Subscription Agent. Your Subscription Certificate should be delivered to the Subscription Agent in ample time for it to be sold and exercised, but in no event later than 5:00 p.m., Eastern Standard Time, on ____________, 1993. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers, If you wish to sell less than all of your Rights, you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold. Promptly following any sale of your Rights through the Subscription Agent, the Subscription Agent will send you a check for the net proceeds of such sale as described in the Prospectus.

      4. To Have a Subscription Certificate Divided into Smaller Denominations To have a Subscription Right divided into smaller denominations, send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Rights to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Rights are to be issued in a name other than that in which the original Subscription Right was issued. Subscription
          Rights may not be divided into fractional Rights, and any instructions to do so will be rejected. As a result of delays in the mail, the necessary processing time and other factors, you or your transferee may not receive the new Subscription Rights in time to enable the Rights holder to complete a sale or exercise by the Expiration Time. Neither the Fund nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.







    5.   Signatures


         (a) Signature by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration of change whatsoever. Persons who sign the Subscription Certificate in a representative or fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

         (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is signed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person signing the Subscription Certificate must accompany the name unless, for good cause, the Subscription Agent dispenses with proof of authority.


    6. Special Provisions relating to the Delivery of Rights through The Depository Trust Company.

         In the case of Rights that are held of record through the Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with making payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT TO THE DTC EXERCISED RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Exercised Rights may exercise the Oversubscription Privilege in respect of such DTC Exercised Rights by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m. Eastern Standard Time, on ____________, 1994, a DTC Participant Oversubscription Exercise Form, in the form available from the Fund or the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Shares for which the Oversubscription Privilege is to be exercised.


    If a Letter of Guaranty relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Letter of Guaranty also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

    7. Form W-9.
      Each registered holder of Rights who elects either to exercise Rights or to have the Subscription Agent endeavor to sell such holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Form W-9, which is included with these instructions. Additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated in the Prospectus. Failure to provide the information on the form may subject such holder to a $50 penalty and up to 31% backup U.S. federal income tax withholding with respect to (i) dividends, if any, that may be paid by the Fund on shares of Common Stock purchased upon the exercise of Rights in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights) or (ii) funds to be remitted to you or your account in respect of Rights sold.


    8.   Validity of Subscription

         All questions with respect to the validity and form of any Rights or the Oversubscription Privilege (including time of receipt and eligibility to participate in the Rights Offering) will be determined solely by the Fund, which determinations shall be final and binding. Once made, subscriptions are irrevocable, and no alternative, conditional or contingent subscriptions will be accepted. The Fund reserves the absolute right to reject any subscriptions not properly submitted or the acceptance of which, in the opinion of the Fund's counsel, would be unlawful. Any irregularities in connection with subscriptions must be cured prior to the Expiration Date unless waived by the Fund in its sole discretion. Neither the Fund nor the Subscription Agent shall be under any duty to give any notification of defects in such subscriptions or incur any liability for failure to give such notification.

         Subscriptions will be deemed to have been accepted (subject to the Fund's right to withdraw or terminate the Rights Offering) only when duly completed subscription documents and good funds with respect to such subscription have been received by the Subscription Agent. The Fund's interpretations of the terms and conditions of the Rights Offering (including these Instructions) shall be final and binding.


    9.   Delivery of Share Certificates, Confirmations and Overpayments

         If your Shares are currently held in certificate form, certificates for Shares purchased pursuant to the exercise of Rights will be mailed as soon as practicable following the Confirmation Date and the receipt of all required documents and payment in full of the Subscription Price due for such Shares. If your Shares are in the form of an entry on the records of the Fund and its transfer agent, you will receive a confirmation stating the number of Shares credited to your account as a result of the exercise of your rights. Share certificates or confirmations for Shares issued pursuant to the exercise of Rights will be sent to the address set forth on the subscription form on the Subscription Certificate.

    10.   Information

         If you have any questions regarding completion, delivery, exercise or transfer of your Rights Certificate, you may contact the Subscription Agent at (800) 368-5948.

    11.   Special Instructions for Dividend Reinvestment Plan Participants

         If you are a participant in the Fund's Dividend Reinvestment Plan (the "Reinvestment Plan"), Registrar and Transfer Company ("R&T") as the administrator of the Reinvestment Plan will endeavor to sell the Rights accruing to shares of Common Stock held in your Reinvestment Plan account if the Subscription Agent does not receive on or before a completed Subscription Certificate. Any such process will be credited to your Reinvestment Plan account for future investment in Common Stock in accordance with the terms of the Reinvestment Plan.

         To instruct R&T to sell some or all of the Rights accruing to your Reinvestment Plan, account, you must complete Form 2 of the Subscription Certificate and deliver it to R&T as the Subscription Agent. R&T's obligation to sell such Rights is subject to its ability to find buyers. If the Rights cannot be sold they will expire.

         If you wish to instruct R&T to sell less than all of the Rights accruing to your Reinvestment Plan account, you must instruct R&T as to the action to be taken with respect to the Rights not sold by completing Form 3 on the Subscription Certificate. If no such instructions are given, R&T will attempt to sell such Rights and credit the proceeds therefrom to your Reinvestment Plan account for future investment in shares of common stock in accordance with the terms of the Reinvestment Plan.